Exhibit 99.5

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Meridian Bancorp, Inc. VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on August 5, 2021.

Online
Go to **http://www.investorvote.com/Meridian** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at http://www.investorvote.com/Meridian

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

Proposal	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of April 22, 2021 (the "merger agreement"), by and among Independent Bank Corp. ("Independent"), Rockland Trust Company, Bradford Merger Sub Inc., Meridian and East Boston Savings Bank, and to approve the transactions contemplated by the merger agreement, including the merger of Meridian with and into Independent (the "merger," with such proposal the "Meridian merger proposal");	☐	☐	☐
2. To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Meridian in connection with the merger; and	☐	☐	☐
3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Meridian merger proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Meridian stockholders.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign, but only one signature is required. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice of Special Meeting and Proxy Statement/Prospectus is available at: http://www.edocumentview.com/Meridian IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — MERIDIAN BANCORP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors of Meridian Bancorp, Inc. (“Meridian”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Meridian which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at 67 Prospect Street, Peabody, Massachusetts 01960 on August 5, 2021 at 11:00 a.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Meridian at the Special Meeting of the Stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Meridian at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting. The undersigned acknowledges receipt from Meridian prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement/Prospectus dated_,2021. PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address —Please print new address below. Comments— Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.